Exhibit 5.2

11 S. Meridian Street
Indianapolis, IN 46204-3535 U.S.A. (317) 236-1313 Fax (317) 231-7433
January 6, 2026
www.btlaw.com

Simon Property Group, Inc.

Simon Property Group, L.P.

225 West Washington Street

Indianapolis, Indiana 46204

Re:	Simon Property Group, Inc. and Simon Property Group, L.P. Registration Statement on Form S-3

To The Above Addressees:

We have acted as Indiana counsel to Simon Property Group, Inc., an Indiana corporation (the “Company”) and Simon Property Group, L.P., an Indiana limited partnership (the “Operating Partnership”), in connection with their filing of a Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (the “Registration Statement”), including a base prospectus constituting a part thereof (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for issuance and sale, from to time to time pursuant to Rule 415 under the Securities Act, of an undetermined dollar amount: (i) by the Company of shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), (ii) by the Company of shares of one or more series of the Company’s preferred stock, $0.0001 par value per share (“Preferred Stock”), (iii) by the Company of depositary shares, representing an interest in Preferred Stock (“Depositary Shares”), (iv) by the Company of warrants to purchase shares of Common Stock or shares of Preferred Stock (“Warrants”), (v) by the Operating Partnership of one or more series of the Operating Partnership’s debt securities (collectively, the “Debt Securities”) to be issued under an Indenture, dated as of November 26, 1996, as amended and supplemented as of the date hereof (the “Indenture”), among Simon DeBartolo Group, L.P., Simon Property Group, L.P., an Indiana limited partnership that, effective December 31, 1997, was merged into Simon DeBartolo Group, L.P. (the merged entity being the Operating Partnership), and The Bank of New York Mellon Trust Company, N.A. (successor to The Chase Manhattan Bank), as trustee (the “Trustee”), and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such Indenture, together with the applicable board resolutions, supplements or officer’s certificates pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), and (vi) by certain securityholders of the Company (each, a “Selling Securityholder”) of shares of Common Stock (“Selling Securityholder Shares”) that may be offered and sold from time to time following the issuance thereof by the Company upon the exchange of common units of limited partnership interest in the Operating Partnership (the “Units”), in each case, as described in the Prospectus forming a part of the Registration Statement. The Common Stock, Preferred Stock, Depositary Shares, Warrants, Debt Securities, and Selling Securityholder Shares are referred to herein, collectively, as the “Securities,” and the Depositary Shares, Warrants, and Debt Securities are referred to herein as the “Covered Securities.” This opinion letter is being furnished to the Company and Operating Partnership in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Simon Property Group, Inc.

Simon Property Group, L.P.

January 6, 2026

In connection with this opinion, we have examined: (i) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Applicable Indenture; (iii) the Company’s Articles of Incorporation (the “Articles of Incorporation”); (iv) the Company’s Bylaws (the “Bylaws”); (v) the Ninth Amended and Restated Limited Partnership Agreement of the Operating Partnership dated May 15, 2025 (the “Partnership Agreement”); (v) corporate proceedings of the Company relating to the Registration Statement and the transactions contemplated thereby; and (vi) such other agreements, proceedings, documents, and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company, and we have not otherwise independently investigated or verified such facts.

In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, certificates, and records we have reviewed; and (g) the absence of any undisclosed modifications to the Articles, Bylaws, Limited Partnership Agreement, or the agreements and instruments reviewed by us.

Unless otherwise specified in the applicable prospectus supplement, the Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations, or restrictions of such Preferred Stock will be set forth in one or more articles of amendment amending the Articles of Incorporation of the Company, to be adopted by the Company’s board of directors and filed with the Secretary of State of the State of Indiana (each, an “Articles of Amendment”). Each of the Articles of Amendment will be in a form to be filed as an exhibit to the Registration Statement or incorporated by reference therein.

Based on and subject to the foregoing and to the other qualifications, assumptions, and limitations set forth herein, we are of the opinion that:

1.	The Company is validly existing as an Indiana corporation, and the Operating Partnership is validly existing as an Indiana limited partnership.

2.	With respect to any offering of Common Stock (other than Selling Securityholder Shares), including Common Stock issuable upon conversion of Preferred Stock, when (i) a prospectus supplement and any other offering material with respect to the Common Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Common Stock; (iii) any legally required consents, approvals, authorizations, and other orders of the Commission and any other regulatory authorities have been obtained; (iv) unless issued without certificates, certificates representing the Common Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto; (v) the Common Stock has been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; and (vi) in the case of Common Stock issuable upon conversion of Preferred Stock, the actions in respect of such Preferred Stock referred to in paragraph 3 hereof have been completed, then, upon the happening of such events, such shares of Common Stock will be validly issued, fully paid, and non-assessable.

Simon Property Group, Inc.

Simon Property Group, L.P.

January 6, 2026

3.	With respect to any offering of any series of Preferred Stock, when (i) a prospectus supplement and any other offering material with respect to the Preferred Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Articles of Amendment establishing the designations, preferences, rights, qualifications, limitations, or restrictions of such series of Preferred Stock have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (iii) appropriate corporate action has been taken by the Company to authorize the issuance of the Preferred Stock; (iv) any legally required consents, approvals, authorizations, and other orders of the Commission and any other regulatory authorities have been obtained; (v) Preferred Stock with terms so fixed have been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; and (vi) unless issued without certificates, certificates representing the Preferred Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof, then, upon the happening of such events, such shares of Preferred Stock will be validly issued, fully paid, and non-assessable.

4.	The Indenture has been duly authorized and executed by the Operating Partnership. The Company has the corporate power to create one or more series of the Securities, including the Debt Securities, and to enter into supplements to the Indenture and the other agreements required for issuance of the Securities that are contemplated in the Registration Statement, including but not limited to deposit agreements with respect to the Depositary Shares and warrant agreements with respect to the Warrants.

5.	With respect to any offering of Covered Securities, if the Covered Securities are convertible into Common Stock or Preferred Stock, or if shares of Common Stock or Preferred Stock may be acquired upon exercise or otherwise upon fulfillment of the terms of the Covered Securities, when (i) a prospectus supplement and any other offering material with respect to the Covered Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) Articles of Amendment establishing the designations, preferences, rights, qualifications, limitations, or restrictions of any series of Preferred Stock have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of such Covered Securities and such Common Stock or Preferred Stock as described in paragraphs 2 and 3, above, respectively; (iv) any legally required consents, approvals, authorizations, and other orders of the Commission and any other regulatory authorities have been obtained; (v) the Covered Securities have been presented for conversion, exercise or fulfillment in accordance with the terms thereof together with any consideration, certificates, and/or instructions required in connection therewith by such Covered Security; and (vi) unless issued without certificates, certificates representing such Common Stock or Preferred Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered upon such conversion, exercise, or fulfillment to the persons entitled thereto, in accordance with the terms of such Covered Securities, then, upon the happening of such events, the shares of Common Stock or Preferred Stock issuable upon conversion, exercise, or fulfillment of the Covered Securities will be validly issued, fully paid, and nonassessable.

Simon Property Group, Inc.

Simon Property Group, L.P.

January 6, 2026

6.	When (i) an issuance of Selling Securityholder Shares to a Selling Securityholder upon the exchange of Units by such Selling Securityholder in accordance with the terms of the Partnership Agreement has been duly authorized by all necessary corporate action of the Company; and (ii) such Selling Securityholder has exercised its right under the Partnership Agreement to exchange Units for Selling Securityholder Shares or cash, in the discretion of the Company, as the sole general partner of the Operating Partnership, and, in such capacity, the Company has determined to issue Selling Securityholder Shares to such Selling Securityholder in exchange for such Units in accordance with the terms of the Partnership Agreement, upon issuance, delivery and payment therefor in exchange for Units in accordance with the terms of the Partnership Agreement in the manner contemplated by the applicable Prospectus and by such corporate action, such Selling Securityholder Shares will be validly issued, fully paid, and non-assessable.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each issue of Securities: (i) the Company and Operating Partnership each will remain validly existing under Indiana law; (ii) the Registration Statement and any additional required post-effective amendments thereto have all become effective under the Securities Act, such effectiveness has not been terminated or rescinded, and comply with all applicable laws; (iii) any Securities being offered will be issued and sold in compliance with applicable federal and state securities laws and as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iv) any legally required consents, approvals, authorizations, and other orders of the Commission and any other governmental or regulatory authorities have been obtained; (v) the information, representations, and warranties contained in the instruments, documents, certificates, and records we have reviewed continue to be true, accurate, and complete; (vi) all actions necessary for the issuance of any Common Stock or Preferred Stock and the form and terms thereof will not (a) contravene the Articles of Incorporation or Bylaws, (b) violate any law, rule, or regulation applicable to the Company, or (c) result in any conflict with or breach of any agreement or document binding on the Company or the Operating Partnership; (vii) the authorization of any Common Stock or Preferred Stock by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the issuance thereof; (viii) the Articles of Incorporation, Bylaws, and Partnership Agreement, as currently in effect, will not have been modified or amended and will be in full force and effect, and the number of shares of Common Stock or Preferred Stock, as the case may be, offered and sold will not exceed the number of shares of Common Stock or Preferred Stock, as the case may be, authorized under the Articles of Incorporation (as then in effect) and not otherwise reserved for issuance; (ix) the certificates, if any, evidencing the Common Stock or the Preferred Stock will be in a form approved for issuance by the Company, which complies with the Indiana Business Corporation Law; and (x) there shall not have occurred any change in law affecting the validity of any Securities to be issued.

Simon Property Group, Inc.

Simon Property Group, L.P.

January 6, 2026

We have further assumed that, at the time of the issuance, sale, and delivery of Covered Securities: (i) the execution, delivery, and performance by the Company and Operating Partnership of any supplemental indentures, and any agreements or other documents relating to the issuance of the Covered Securities, as applicable, and all actions necessary for the issuance of the Covered Securities, and the forms and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company or Operating Partnership, as applicable, whether imposed by any agreement or instrument to which the Company or Operating Partnership is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company or Operating Partnership; and (ii) there will not have occurred any change in law affecting the legally binding character or enforceability thereof.

In rendering the foregoing opinions, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Indiana.

We are furnishing this opinion letter to you in connection with the filing of the Registration Statement. This opinion letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission.

Very truly yours,

/s/ BARNES & THORNBURG LLP